Exhibit 99.1

Kindred Biosciences Announces Closing of Public Offering of Common Stock and the Full Exercise of Underwriters’ Option to Purchase Additional Shares
SAN FRANCISCO, California. (January 23, 2019) - Kindred Biosciences, Inc. (NASDAQ: KIN), a commercial-stage biopharmaceutical company focused on saving and improving the lives of pets, announced that it has closed its public offering of 4,847,250 shares of common stock, which includes the exercise in full by the underwriters of their option to purchase 632,250 additional shares of KindredBio's common stock, at $9.50 per share, less underwriting discounts and commissions. The gross proceeds to KindredBio are approximately $46 million before deducting underwriting discounts and commissions and offering expenses payable by KindredBio.
Barclays Capital Inc. and Stifel acted as joint book-running managers. A.G.P. / Alliance Global Partners and H.C. Wainwright & Co. provided financial advisory services.
KindredBio intends to use the net proceeds from the offering for the development of its therapeutic candidates, the expansion of its commercial infrastructure and for other general corporate and working capital purposes.
The shares were offered pursuant to an effective shelf registration statement on Form S-3, as amended (File No. 333-222597), that was previously filed with the Securities and Exchange Commission (SEC) and declared effective on February 7, 2018. A preliminary prospectus supplement and accompanying prospectus related to the offering was filed with the SEC on January 17, 2019 and is available on the SEC’s website located at www.sec.gov. A final prospectus supplement and an accompanying prospectus relating to the offering was filed with the SEC on January 18, 2019. The final prospectus supplement and accompanying prospectus may also be obtained by contacting Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, email: barclaysprospectus@broadridge.com, telephone: 1-888-603-5847, or Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, CA 94104, or by telephone at (415) 364-2720, or by email at syndprospectus@stifel.com.
This press release does not constitute an offer to sell, or the solicitation of an offer to buy, nor may there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About Kindred Biosciences
Kindred Biosciences is a commercial-stage biopharmaceutical company focused on saving and improving the lives of pets. Its mission is to bring to pets the same kinds of safe and effective medicines that human family members enjoy. The Company’s strategy is to identify compounds and targets that have already demonstrated safety and efficacy in humans and to develop therapeutics based on these validated compounds and targets for dogs, cats and horses. The Company has a deep pipeline of novel drugs and biologics in development across many therapeutic classes. KindredBio's first approved drug is Mirataz® (mirtazapine transdermal ointment).
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding our expectations about the trials, regulatory approval, manufacturing, distribution

Exhibit 99.1

and commercialization of our current and future product candidates, and statements regarding our anticipated revenues, expenses, margins, profits and use of cash.
These forward-looking statements are based on our current expectations. These statements are not promises or guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results to be materially different from any future results expressed or implied by the forward-looking statements. These risks include, but are not limited to, the following: our limited operating history and expectations of losses for the foreseeable future; the absence of significant revenue from our product candidates for the foreseeable future; our potential inability to obtain any necessary additional financing; our substantial dependence on the success of our lead product candidates, which may not be successfully commercialized even if they are approved for marketing; the effect of competition; our potential inability to obtain regulatory approval for our existing or future product candidates; our dependence on third parties to conduct some of our development activities; our dependence upon third-party manufacturers for supplies of our product candidates; uncertainties regarding the outcomes of trials regarding our product candidates; our potential failure to attract and retain senior management and key scientific personnel; uncertainty about our ability to develop a satisfactory sales organization; our significant costs of operating as a public company; our potential inability to obtain patent protection and other intellectual property protection for our product candidates; potential claims by third parties alleging our infringement of their patents and other intellectual property rights; our potential failure to comply with regulatory requirements, which are subject to change on an ongoing basis; the potential volatility of our stock price; and the significant control over our business by our principal stockholders and management.
For a further description of these risks and other risks that we face, please see the risk factors described in our filings with the SEC, including the risk factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K and any subsequent updates that may be contained in our Quarterly Reports on Form 10-Q filed with the SEC. As a result of the risks described above and in our filings with the SEC, actual results may differ materially from those indicated by the forward-looking statements made in this press release. Forward-looking statements contained in this press release speak only as of the date of this press release and we undertake no obligation to update or revise these statements, except as may be required by law.
Contact
Katja Buhrer
Katja.buhrer@kindredbio.com
(917) 969-3438